Exhibit 10.3(ii)


                            MARVEL ENTERPRISES, INC.

                  PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT

        THIS AGREEMENT, made as of the [__] day of [_________] (the "Grant Date"), between Marvel Enterprises, Inc. (the "Company"), and [________________________] ("Participant"), is entered into pursuant to the Marvel Enterprises, Inc. 1998 Stock Incentive Plan (the "Plan"). Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Plan.

        WHEREAS, the Company has adopted the Plan in order to provide additional incentive to certain officers, employees, consultants and directors of the Company and its Subsidiaries; and

        WHEREAS, the Committee responsible for administration of the Plan has determined to grant restricted stock to Participant as provided herein.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Grant of Restricted Stock. Pursuant to and subject to the terms and conditions set forth herein and in the Plan, the Committee hereby confirms the grant to Participant of [_____] shares, subject to the restrictions set forth herein (the "Restricted Stock"), of the Company's common stock, par value $0.01 per share. The Restricted Stock is an award of Performance Shares granted under
Section 8.3 of the Plan (but called Restricted Stock for the purposes of this Agreement) and is subject to the risk of forfeiture and other restrictions specified in this Agreement.

        2. Grant Date. The Grant Date of the Restricted Stock is defined in the first paragraph of this Agreement.

        3. Incorporation of Plan by Reference. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan as interpreted by the Committee shall govern.

        4. Vesting of Restricted Stock.

               (a) Vesting Schedule. The Restricted Stock shall become vested and non-forfeitable only if the following performance goal (the "Performance Goal") is met: [insert performance objective here, expressed in terms of operating income]; provided, that, even if the Performance Goal has not been met, the Restricted Stock shall become vested and non-forfeitable in full immediately upon (i) a Third-Party Change of Control, as defined in subsection (b) below, or (ii) the termination of Participant's employment with or service to the Company because of Participant's death or disability, unless the events described in clauses (i) and (ii) of this sentence occur after the Company has determined that the Performance Goal was not met. If the Performance Goal has been met, then the Restricted Stock shall become vested and non-forfeitable in accordance with the following schedule:
        [One-half of the Restricted Stock granted hereunder shall become vested and non-forfeitable on the second anniversary of the Grant Date and an additional one-half of the Restricted Stock granted hereunder shall become vested and non-forfeitable on the third anniversary of the Grant Date] [or insert other vesting schedule determined by the Committee].

               (b) Definition of Third-Party Change of Control. For purposes of this Agreement, a Third-Party Change in Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an Excluded Person or Excluded Group (as defined below) (hereinafter, a "Third Party"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company, (ii) the Company is a party to any merger, consolidation or similar transaction as a result of which


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        the stockholders of the Company immediately prior to such transaction beneficially own securities of the surviving entity representing less than fifty percent (50%) of the combined voting power of the surviving entity's outstanding securities entitled to vote in the election of directors of the surviving entity or (iii) all or substantially all of the assets of the Company are acquired by a Third Party. "Excluded Group" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided that the voting power of the voting stock of the Company "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the voting stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group. "Excluded Person" means Isaac Perlmutter and Avi Arad or any of their affiliates, any spouse or any lineal descendants of Messrs. Perlmutter or Arad, and any trust established solely for the benefit of, and any charitable trust or foundation established by, Messrs. Perlmutter or Arad or their spouses or lineal descendants and each of their respective affiliates.

        5. Effect of Termination of Employment or Service. Except as otherwise provided in Section 4(a)(ii) hereof or in an employment agreement between Participant and the Company, if Participant's employment with or service to the Company is terminated for any reason, any portion of the Restricted Stock that has not become vested and non-forfeitable prior to such termination shall be immediately forfeited.

        6. Restriction on Transfer of Restricted Stock. Until such time as the Restricted Stock has become vested and non-forfeitable, Participant shall have no right to sell, transfer, assign, pledge, or otherwise encumber or dispose of the shares of Restricted Stock (except for forfeitures to the Company).

        7. Dividends and Adjustments.

               (a) Dividends. In the event of dividends or distributions on Restricted Stock, the following terms and conditions shall apply except as provided in Section 7(b) below:

                      (i) In the event of a cash dividend or distribution on
               Restricted Stock, such dividend or distribution shall be paid in cash to Participant and shall be non-forfeitable.

                      (ii) In the event of any non-cash dividend or distribution in the form of property other than the Company's common stock, par value $0.01 per share ("Common Stock") payable on Restricted Stock (including shares of a subsidiary of the Company distributed in a spin-off), the Company shall retain in its custody the property so distributed in respect of Participant's Restricted Stock, which property thereafter will become vested and non-forfeitable if and to the same extent as the original Restricted Stock with respect to which the property was distributed becomes vested and non-forfeitable and, to the greatest extent practicable, shall, along with any dividends or distributions paid thereon, be subject to all other terms and conditions as applied to the original Restricted Stock, including with respect to the placement of any legend on certificate(s) or documents representing such property; provided, however, that any dividend or distributed rights that expire before the latest Vesting Date will be unrestricted and exercisable by Participant in accordance with their terms.

                      (iii) In the event of a dividend or distribution in the
               form of Common Stock or a split-up of shares, the Common Stock issued or delivered as such dividend or distribution or resulting from such split-up will be deemed to be additional Restricted Stock and will become vested and non-forfeitable if and to the same extent as the Restricted Stock with respect to which the dividend or distribution was payable becomes vested and non-forfeitable, and shall be subject to all other terms and conditions as applied to the original Restricted Stock.

               (b) Adjustments. The Committee shall conclusively determine the appropriate adjustments, if any, to the number and kind of shares of Restricted Stock, the number of such shares to be vested and non-forfeitable, and other terms and conditions of the Restricted Stock or otherwise contained in this Agreement, in order to prevent dilution or enlargement of Participant's rights hereunder and to reflect any


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        changes in the number of outstanding shares of Common Stock resulting from any Change in Capitalization, taking into account any Restricted Stock or other amounts paid or credited to Participant in connection with such event under Section 7(a) hereof. In addition, the Committee may vary the treatment of any dividend or distribution as specified under Section 7(a), in its discretion. The Committee may determine how to treat or settle any fractional share resulting under this Agreement.

        8. Other Terms of Restricted Stock.

               (a) Voting and Other Stockholder Rights. Participant shall be entitled to vote Restricted Stock on any matter submitted to a vote of holders of Common Stock, and shall have all other rights of a stockholder of the Company except as expressly limited by this Agreement and the Plan.

               (b) Consideration for Grant of Restricted Stock. Participant shall be required to pay no cash consideration for the grant of the Restricted Stock, but Participant's performance of services to the Company prior to the vesting of the Restricted Stock shall be deemed to be consideration for this grant of Restricted Stock. Participant's services performed on the Grant Date are hereby determined to have a value at least equal to the aggregate par value of the shares being newly issued in connection with the grant of Restricted Stock.

               (c) Insider Trading Policy Applicable. Participant acknowledges that sales of shares resulting from Restricted Stock that has become vested and non-forfeitable will be subject to the Company's Trading Policy as defined in Section 4(c) hereof.

               (d) Certificates Evidencing Restricted Stock. Restricted Stock shall be evidenced by issuance of one or more certificates in the name of Participant, bearing an appropriate legend referring to the terms, conditions, and restrictions applicable hereunder, and shall remain in the physical custody of the Secretary of the Company or his designee until such time as such shares of Restricted Stock shall have become vested and non-forfeitable and the restrictions hereunder shall have therefore lapsed. In addition, Restricted Stock shall be subject to such stop-transfer orders and other restrictive measures as the General Counsel of the Company shall deem advisable under federal or state securities laws, and the rules and regulations thereunder, and the rules of the New York Stock Exchange, or to implement the terms, conditions and restrictions hereunder, and the General Counsel may cause a legend or legends to be placed on any such certificates to make appropriate reference to the terms, conditions and restrictions hereunder.

               (e) Stock Powers. In order to effect the provisions of Section 5 hereof, Participant agrees, upon reasonable request of the General Counsel, to execute and deliver to the Company such stock powers or other documents of transfer as may be specified by the General Counsel, authorizing the transfer of the Restricted Stock to the Company.

               (f) Compliance Matters. The Company shall have no obligation to issue or deliver Restricted Stock to Participant until such time as counsel to the Company shall have determined that such actions by the Company are in compliance with all applicable laws and regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded.

        9. No Right to Continued Employment. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Participant any right with respect to continuance of employment by the Company or any subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate Participant's employment at any time.

        10. Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Restricted Stock and any distribution relating thereto. In connection with any vesting of the Restricted Stock, unless, prior to vesting, other arrangements have been made by Participant satisfactory to the Committee providing for payment of Withholding Taxes, the Company shall withhold


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from the Shares deliverable upon vesting a number of Shares having an aggregate
Fair Market Value equal to the Withholding Taxes then due.

        11. Receipt of Plan. Participant hereby acknowledges receipt of a copy of the Plan. Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive.

        12. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the Company and, if such change is materially adverse to or imposes any additional obligation on Participant, by Participant.

        13. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

        14. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

        15. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor corporation to the Company. This Agreement shall inure to the benefit of Participant's legal representatives. All conditions and other terms imposed upon Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon Participant's heirs, executors, administrators and successors.

        16. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

        17. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on Participant and the Company for all purposes.

                                    COMPANY:

                                    MARVEL ENTERPRISES, INC.

                                    By:
                                            ------------------------------
                                            Name:
                                            Title:

                                    PARTICIPANT:

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